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                                                                    Exhibit 23.6



                            CONSENT OF INDEPENDENT

                         CERTIFIED PUBLIC ACCOUNTANTS

Aviation Group, Inc.
Dallas, TX 75201

We hereby consent to the inclusion in the Registration Statement of our report dated March 31, 2000, relating to the consolidated financial statements of Global Leisure Travel, Inc. for the years ended December 31, 1999, 1998 and 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Seattle, Washington
June 28, 2000